As filed with the Securities and Exchange Commission on May 3, 2011

Registration No. 333-150788

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Molecular Insight Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	04-0562086
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Molecular Insight Pharmaceuticals, Inc.

160 Second Street

Cambridge, Massachusetts 02142

(617) 492-5554

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Harry Stylli

President and Chief Restructuring Officer

Molecular Insight Pharmaceuticals, Inc.

160 Second Street

Cambridge, Massachusetts 02142

(617) 492-5554

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Gabor Garai, Esquire

David W. Kantaros, Esquire

Foley & Lardner LLP

111 Huntington Avenue

Boston, Massachusetts 02199

Phone: (617) 342-4000

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF SECURITIES

On May 9, 2008, Molecular Insight Pharmaceuticals, Inc. (the “Registrant”) filed with the Securities and Exchange Commission a registration statement on Form S-3, Registration No. 333-150788 (the “Registration Statement”), registering 4,325,416 shares of the Registrant’s common stock, par value $0.01 (the “Common Stock”), including 294,873 shares issuable upon the exercise of warrants, for the resale from time to time by certain selling stockholders of the Registrant named in the Registration Statement. The Registration Statement was declared effective on June 16, 2008. The Registrant files this Post-Effective Amendment No. 1 to the Registration Statement to deregister, as of the effectiveness of this post-effective amendment, all shares of the Common Stock unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Post-Effective Amendment No. 1 to Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, and Commonwealth of Massachusetts, on this May 3, 2011.

MOLECULAR INSIGHT PHARMACEUTICALS, INC.

By:	/s/ Harry Stylli
Harry Stylli
President and Chief Restructuring Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-3 has been signed by the following persons in the capacities below on the 3rd day of May, 2011.

Signature	Title	Date

/s/ Harry Stylli	Director; President and Chief Restructuring Officer	May 3, 2011
Harry Stylli

/s/ John W. Babich, Ph.D.	Director; Executive Vice President, Chief Scientific Officer, President of Research and Development, Principal Executive Officer	May 3, 2011
John W. Babich, Ph.D.

/s/ Mark A. Attarian	Interim Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 3, 2011
Mark A. Attarian

/s/ Joseph M. Limber	Director; Chairman of the Board of Directors	May 3, 2011
Joseph M. Limber

/s/ Daniel Frank	Director	May 3, 2011
Daniel Frank

/s/ Scott Gottlieb, M.D.	Director	May 3, 2011
Scott Gottlieb, M.D.

/s/ David M. Stack	Director	May 3, 2011
David M. Stack

/s/ Lionel Sterling	Director	May 3, 2011
Lionel Sterling